UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2020, Pareteum Corporation (the “Company”) entered into (i) a letter agreement (the “Forbearance Letter Agreement”) with High Trail Investments SA LLC (“HT”), the holder of that certain Senior Secured Convertible Note due 2025 (the “Note”) issued by the Company on June 8, 2020 and that certain Warrant to Purchase Common Stock, dated June 8, 2020 (the “Warrant”), issued by the Company and (ii) a letter agreement (the “Control Account Letter Agreement”) with HT. HT and the Company are also party to that certain Securities Purchase Agreement, dated June 8, 2020 (the “SPA”), under which the Note and the Warrant were originally sold, that certain Deposit Account Control Agreement, dated as of June 8, 2020 (the “Deposit Account Control Agreement”), related to certain liquidity obligations of the Company under the Note, and that certain Forbearance Agreement, dated as of December 1, 2020 (the “Forbearance Agreement”), under which the Company acknowledged certain defaults under the Note and the SPA and HT agreed not pursue certain remedies against the Company.

Under the terms of the Forbearance Letter Agreement, HT and the Company agreed that HT would not exercise any right or remedy under the Note, the SPA, the Warrant or the related security documents, including HT’s right to accelerate the aggregate amount outstanding under the Note, until the earlier of (i) January 31, 2021, (ii) the date of any new event of default or (iii) the initiation of any action by the Company to invalidate any of the representations and warranties made in the Forbearance Agreement. This represents an extension of the term of HT’s agreement to forbear from December 31, 2020.

Under the terms of the Control Account Letter Agreement, HT and the Company agreed that of the remaining $7 million of the original purchase price for the Note that was maintained in a blocked account subject to the Deposit Account Control Agreement, $1 million would be released to the Company for its use.

The foregoing descriptions are qualified in their entirety by the terms of the Forbearance Letter Agreement and the Control Account Letter Agreement, which are incorporated herein by reference and are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Letter agreement, dated as of December 23, 2020, between Pareteum Corporation and High Trail Investments SA LLC
10.2	Letter agreement, dated as of December 23, 2020, between Pareteum Corporation and High Trail Investments SA LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: December 23, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer